Exhibit 10.16

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

$250,000.00	September 13, 2023
Lutz, Florida

For value received Danam Health Inc., a Delaware corporation (the “Company”), promises to pay to Nomad Capital LLC or its assigns (“Holder”) the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) together with accrued interest (defined below) thereon, each due and payable on the date and in the manner set forth below, and Danam Health Inc, a Delaware corporation and parent of the Company (“Parent”), promises to issue its Common Stock in connection with this Note.

This promissory note (the “Note”) is issued independent of any other promissory notes or other agreements, written or oral, that may exist by and between the parties hereto.

1. Repayment. All payments hereunder shall be in lawful money of the United States of America. The outstanding principal amount of the Loan shall be due and payable thirty (30) days from the date of issuance and receipt of funds by the Company (the “Maturity Date”).

2. Interest Rate. In lieu of accrued interest, the Company shall cause, upon Holder’s request but no later than sixty (60) days after the initial public offering of Company, fifty thousand dollars ($50,000.00) worth of shares of Common Stock of the Company to be issued to Holder at the time of issuance. Issuance of the stock contemplated by this section shall be made in accordance with all guidelines governing the issuance of Company stock.

3. Reserved.

4. Maturity. The entire outstanding principal balance shall become fully due and payable on the Maturity Date.

5. Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

6. Prepayment. This Note may be prepaid in full or in part without penalty.

7. Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 7(c)) this Note shall accelerate and all principal shall become due and payable, provided. The occurrence of any one or more of the following shall constitute an Event of Default:

(a) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable, as and when the same shall become due and payable and which default, is not cured within ten (10) days of written notice of such failure to perform;

(b) The Company shall default in its performance of any covenant under the Agreement or any Note, and which default is not cured within ten (10) days of written notice of such failure to perform;

(c) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

8. Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

9. Governing Law. This Note shall be governed by and construed under the laws of the State of Florida, as applied to agreements among Florida residents, made and to be performed entirely within the State of Florida, without giving effect to conflicts of laws principles. The Note is further subject to the venue and arbitration provisions in the Agreement.

10. General Obligation. This Note is a general unsecured obligation of the Company and in no event shall any officer or director of the Company, or any affiliate of the Company, be liable for any amounts or damages due and payable pursuant to this Note.

11. Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company, the Parent and the Holder.

12. Assignment. This Note may not be offered, sold, assigned or transferred by the Holder without the consent of the Company and the Parent, which shall not require the consent of the Company.

Signatures on Next Page

DANAM HEALTH INC.

By:
Danam Health Inc
550 Madison Ave, Suite # 8800
New York, NY - 10022

Holder:

Principal Amount of Note: $250,000.00

Date of Note: September 13, 2023

[SIGNATURE PAGE TO PROMISSORY NOTE OF DANAM HEALTH INC.]